EDWARD JONES MONEY MARKET FUND

INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT

THIS INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT (“Agreement") is made as of the 27th day of January, 2017 by and between Edward Jones Money Market Fund, a Massachusetts voluntary association (commonly known as a business trust) (the “Fund”), and Passport Research, Ltd., a Pennsylvania limited partnership (the “Adviser”).

W I T N E S S E T H

WHEREAS, the Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an open-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engages in the business of providing investment management services;

WHEREAS, the Board of Trustees of the Fund (the “Board” or “Trustees”) has selected the Adviser: (i) to act as investment adviser to perform such investment advisory services to the Fund; and (ii) to provide certain related administrative services to the Fund, in each case as more fully set forth below and to perform such services under the terms and conditions set forth herein;

WHEREAS, the Adviser agrees to serve as the investment adviser and administrator for the Fund on the terms and conditions set forth herein; and

WHEREAS, the Adviser may retain one or more sub-advisers and/or sub-administrators (each, a “Sub-Adviser” and collectively, the “Sub-Advisers”) to render portfolio management services and administrative services to the Fund pursuant to investment sub-advisory or sub-administration agreements between the Adviser and each such Sub-Adviser (each, a “Sub-Advisory Agreement” and collectively, the “Sub-Advisory Agreements”).

NOW, THEREFORE, in consideration of the covenants and mutual promises hereinafter set forth, the parties to this Agreement, intending to be legally bound hereby, mutually agree as follows:

1. APPOINTMENT OF ADVISER. The Fund hereby appoints the Adviser, and the Adviser hereby accepts such appointment, to render investment advisory and administrative services to the Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Board.

2. DUTIES OF ADVISER.

(a)   INVESTMENT MANAGEMENT SERVICES.  Subject to the supervision of the Board, the Adviser shall act as investment adviser to the Fund and shall supervise investments of the Fund in accordance with the investment objectives, policies and restrictions of the Fund as provided in the Fund’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, and in compliance with the requirements applicable to registered investment companies under applicable laws, including, the 1940 Act, the Commodity Exchange Act and the rules of the National Futures Association, and those requirements applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, as amended (the “Code”). From time to time, the Fund may provide the Adviser with written copies of other investment policies, guidelines and restrictions applicable to the Adviser's management of the Fund, which shall become effective at such time as agreed upon by both parties. Subject to each of the foregoing sentences above, the Adviser shall have full discretionary authority to manage the investment of the assets of the Fund, including purchasing, holding or selling the securities and other assets of the Fund, selecting brokers, dealers, future commissions merchants and other intermediaries, settling and allocating trades, aggregating trades, and seeking to obtain best execution, in each case, without prior consultation with the Board and in accordance with the 1940 Act, the Advisers Act and the rules and regulations thereunder, and applicable policies and procedures of the Fund or the Adviser (as applicable) (or, as applicable, a Sub-Adviser) as in effect from time to time.

Without limiting the generality of the foregoing, and subject to the terms and conditions of the Agreement, the Adviser shall:

(i)  Furnish the Fund with advice and recommendations with respect to the investment of the Fund’s assets and the purchase and sale of portfolio securities and other investments for the Fund, including the taking of such steps as may be necessary to implement such advice and recommendations (i.e., placing the orders);

(ii)  Manage and oversee the Fund's investments, subject to the ultimate supervision and direction of the Board;

(iii)	Vote proxies for the Fund (or delegate such responsibility to vote proxies), and, to the extent applicable, file beneficial ownership reports required by Sections 13(d), (f), (g) and (h) of the Securities Exchange Act of 1934 (the “1934 Act”) for the Fund;

(iv)  Maintain records relating to the advisory services provided by the Adviser hereunder required to be prepared and maintained by the Adviser or by the Adviser on behalf of the Fund pursuant to applicable law;

(v)  Provide assistance with respect to valuations of Fund assets, economic conditions and other matters related to the investment of the Fund’s assets which the officers of the Fund may reasonably request;

(vi)  Render to the Board such periodic and special reports with respect to the Fund’s investment activities as the Board may reasonably request;

(vii)	Submit such reports and information as the Fund may reasonably request to assist the Fund's custodian (the "Custodian") in its determination of the market value of securities held in the Fund;
(viii)	Provide instructions to the Custodian concerning trade deliveries and settlements;
(ix)	As soon as practicable after the close of business each day but no later than 11:00 am Eastern time the following business day (or such later time agreed to between the Fund and Adviser) provide the Custodian with electronic copies (or, as applicable, electronic communications) of trade tickets for each transaction effected for the Fund by the Adviser, provide electronic copies (or, as applicable, electronic communications) to the Fund upon reasonable request, and promptly forward to the Custodian electronic copies (or, as applicable, electronic communications) of all brokerage or dealer confirmations received by the Adviser;
(x)	As soon as practicable following the end of each calendar month (and, in no event, later than any time agreed between the Fund and Adviser), reconcile, to the extent necessary information is in the Adviser’s possession and provided by the Custodian, all transactions effected for the Fund during the month by the Adviser, a summary listing all investments attributable to transactions of the Adviser that are held by the Fund as of the last day of the month, and such other transaction information, and communicate to the Fund and the Custodian any discrepancies identified, as the Fund may reasonably request in connection with any advisory services that the Adviser provides for the Fund;
(xi)	Provide instructions to Custodian regarding corporate actions; and

(xii)  Have full authority to retain Sub-Advisers to provide certain investment advisory services to the Fund, subject to the approval of the Board and the requirements of the 1940 Act.

In accordance with clause (xii), the Adviser may delegate certain of its duties under this Agreement with respect to the Fund to a Sub-Adviser or Sub-Advisers (including, the rights and obligations set forth in Section 2(c) below) by entering into Sub-Advisory Agreements with one or more Sub-Advisers and, except as otherwise permitted under the terms of any exemptive relief granted to the Fund and Adviser by the SEC, or by rule or regulation, the Adviser may only enter into Sub-Advisory Agreements or materially amend Sub-Advisory Agreements with the approval of the Board and the approval of the shareholders of the affected Fund to the extent required under the 1940 Act.  The Adviser shall be responsible for overseeing the performance of the Sub-Advisers and recommending changes in Sub-Advisers as appropriate. The Adviser shall remain fully liable for all of its obligations under this Agreement.

(b) CODE OF ETHICS. The Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act (the “Code of Ethics”), which it has provided to the Fund. The Adviser shall ensure that it complies in all material respects with the Adviser’s Code of Ethics, as in effect from time to time. Upon request, the Adviser shall provide the Fund with a (i) copy of the Adviser’s current Code of Ethics, as in effect from time to time, and (ii) a mutually acceptable certification that it has adopted procedures reasonably necessary to prevent its personnel from engaging in any conduct prohibited by the Adviser’s Code of Ethics. Annually, the Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Adviser’s Code of Ethics to the Fund’s Board. The Adviser shall respond to reasonable requests for information from the Fund as to violations of the Code of Ethics by personnel and the sanctions imposed by the Adviser. The Adviser shall promptly notify the Fund of any material violation of the Code of Ethics, whether or not such violation relates to a security held by the Fund.

(c)   BROKERAGE. In connection with the investment and reinvestment of the Fund's assets, the Adviser is authorized (and can delegate to one or more Sub-Advisers) to select the brokers, dealers, futures commission merchants or other intermediaries that will execute purchase and sale transactions for the Fund’s portfolio, to execute for the Fund as its agent and attorney-in-fact standard customer agreements and other documentation in connection with opening trading accounts with such brokers, dealers, futures commission merchants, or other intermediaries including, ISDA agreements. The Adviser agrees to use reasonable efforts to seek to obtain best execution consistent with applicable law with respect to all such purchases and sales of portfolio securities for said portfolio. Subject to its obligation to seek best execution, the Adviser may: (A) select brokers, dealers, futures commission merchants or other intermediaries that are affiliated persons of the Fund or Adviser, provided that any trade orders placed with any such affiliated person are placed in accordance with the 1940 Act, and the rules and regulations thereunder, and the Fund’s and Adviser’s (and, as applicable, a Sub-Adviser’s) applicable policies and procedures as in effect from time to time; and (B) consider the reliability, integrity and financial condition of a broker, dealer, futures commission merchants, or other intermediary, the size of and difficulty in executing a transaction, the best net price available, the value of the expected contribution of the broker –dealer to the investment performance of the Fund on a continuing basis, and other factors that Adviser deems appropriate and consistent with Adviser’s (or, as applicable, a Sub-Adviser’s) policies and procedures as in effect from time to time in selecting brokers, dealers, futures commission merchants or other intermediaries. The price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. The Adviser shall maintain records adequate to demonstrate compliance with the requirements of this Section. Such records shall be made available to the Fund upon request.

In evaluating the ability of a broker-dealer to provide best execution with respect to a particular transaction, the Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the 1934 Act). Consistent with any guidelines established by the Board and Section 28(e) of the 1934 Act, the Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to its discretionary clients, including, the Fund. In addition, the Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, any Sub-Adviser or the Fund's principal underwriter) if the Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund’s assets be purchased from or sold to the Adviser, any Sub-Adviser, the Fund's principal underwriter, or any affiliated person of either the Fund, Adviser, any Sub-Adviser or the Fund’s principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act.

The Adviser shall cause all securities and other property purchased or sold for the Fund to be settled at the place of business of the Custodian or as the Custodian shall direct.

At the request of the Adviser, the Fund shall execute a mutually acceptable standalone limited power authority evidencing Adviser’s authority hereunder to effect transactions on behalf of the Fund.

(d) CUSTODY. All securities and other property of the Fund shall remain in the direct or indirect custody of the Custodian except as otherwise authorized by the Board. The Adviser shall have the authority to instruct the Custodian to pay cash for securities and other property delivered to the Custodian for the Fund and deliver securities and other property against payment for the Fund, and such other authority granted by the Fund from time to time.  The Adviser shall not have authority to cause the Custodian to deliver securities and other property or pay cash to the Adviser except as expressly provided herein.

(e)        PROXY VOTING. The Fund hereby authorizes the Adviser to, and the Adviser will, in the Adviser’s discretion and without prior consultation with the Board, vote (either directly or through a voting service engaged by the Adviser) all proxies and corporate actions of which the Adviser receives timely notice that are solicited by or with respect to issuers of securities or other assets in which the advised assets may be invested from time to time. Such votes shall be made by the Adviser in accordance with the Adviser’s (or, as applicable, a Sub-Adviser’s) proxy voting policies and procedures as in effect from time to time. Upon written notice to the Adviser, the Board may at any time withdraw the authority granted to the Adviser pursuant to this Section to perform any or all of the proxy voting services contemplated hereby.

(f) AGGREGATION OF ORDERS. The Adviser may (but shall not be obligated to) aggregate purchase or sale orders for the Fund with contemporaneous purchase or sale orders of other clients of the Adviser or its affiliated persons. In such event, allocation of the securities or other investments so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be equitable and consistent with the Adviser’s (or, as applicable, a Sub-Adviser’s) applicable policies and procedures as in effect from time to time and consistent with applicable law. The Fund hereby acknowledges that such aggregation of orders may not result in a more favorable price or lower brokerage commissions in all instances.

(g)        ADMINISTRATIVE SERVICES. Subject to the supervision of the Board and in connection with the operation of the Fund's business and affairs, the Adviser shall be responsible for providing administrative services to the Fund as the Fund’s administrator to that end. The Adviser shall provide facilities, equipment and personnel to carry out the administrative services, set forth on Schedule A attached hereto, as such Schedule A may be amended by agreement of the Fund and the Adviser.

3.   REPRESENTATIONS OF THE ADVISER. The Adviser represents, warrants and agrees that it:

(a)   Has all requisite power and authority to enter into and perform its obligations under this Agreement;

(b)   Has taken all necessary actions to authorize its execution, delivery and performance of this Agreement;

(c)   Is registered as an adviser under the Advisers Act and will remain so registered for the duration of this Agreement. The Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Adviser, there is no proceeding or investigation that is reasonably likely to result in the Adviser being prohibited from performing the services contemplated by this Agreement. The Adviser agrees to promptly notify the Fund of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company. The Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations; and

(d)   Has furnished to the Fund the Adviser’s most recent registration statement on Form ADV.

4.   REPRESENTATIONS OF THE FUND. The Fund represents, warrants and agrees that it:

(a)   Has all requisite power and authority to enter into and perform its obligations under this Agreement;

(b)   Has taken all necessary actions to authorize its execution, delivery and performance of this Agreement; and

5.   COVENANTS OF THE ADVISER.  The Adviser covenants that it shall:

(a) Maintain all licenses and registrations necessary to perform its duties hereunder in good order at all times throughout this Agreement; and

(b) Maintain insurance in the types and in an amount at least equal to that disclosed to the Board in connection with its approval of this Agreement and shall provide prompt notice to the Fund (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims are reasonably expected to be made on its insurance policies. Furthermore, the Adviser shall, upon reasonable request, provide the Fund with any information it may reasonably require concerning the amount of or scope of such insurance.

6.       DUTIES OF THE FUND.

(a)        The Fund has furnished to the Adviser (to the extent not already in Adviser’s possession) true, correct and complete copies, and will continue to furnish future material amendments, of each of the following documents:

(i)       the Fund’s declaration of trust, articles of incorporation, registration statement or similar governing document, and bylaws (each document identified being “Governing Documents”);

(ii) the resolutions of the Board and, as applicable, shareholders approving this Agreement and the Adviser’s appointment as investment adviser for the Fund; and

(iii)        any exemptive order relied on by Adviser or the Fund that may affect the performance of Adviser’s (or, as applicable, a Sub-Adviser’s) services and other obligations under this Agreement or any Sub-Advisory Agreement (including any “manager of managers” exemptive order).

Additionally, the Fund shall provide the Adviser, prior to the effective date of this Agreement and annually after this Agreement becomes effective, with a written list of all affiliated persons of the Fund (and any affiliated person of such an affiliated person) and Fund shall promptly provide the Adviser with an updated written list whenever the Fund becomes aware of any additional affiliated persons or other changes to the most recently provided list.

(b)        The Fund agrees to submit any proposed language in any required filings (“blue-sky” filing or filing with the SEC or applicable state securities regulator, or any amendment or supplement to any of the foregoing, collectively, “requirement filings”), or any sales literature, statement, communication or other document relating to the Fund, that mentions the Adviser (other than identifying Adviser as the adviser to the Fund), or that describes the Adviser’s services or other obligations hereunder, to the Adviser as agreed between the parties prior to use for prompt review of such materials by the Adviser within a reasonable and appropriate deadline.

7.       IMPLEMENTATION OF CHANGES. The Adviser shall be afforded a reasonable amount of time to implement any change in applicable law, rule or regulation (but in no event (except after obtaining a proper exemptive order or other relief or the Fund’s consent) beyond the mandatory compliance date for any change in applicable law, rule or regulation), any change in the Fund’s Governing Documents, any change in the Adviser’s (or, as applicable, a Sub-Adviser’s) policies and procedures, and any other change arising out of any other instructions provided by the Board in writing to the Adviser. The Adviser shall not be responsible for implementing (or failing to implement) any change in the Fund’s Governing Documents, or resulting from any Instruction of the Board, that is not specifically identified in a writing provided to the Adviser. The Adviser will promptly inform the Fund if the Adviser is not able to implement any such change or new Instruction.

8.       TIMELY INFORMATION. The Fund or its agent will provide (or cause to be provided) timely information to the Adviser (or, as applicable, a Sub-Adviser) regarding such matters as inflows to and outflows from the Fund and the cash requirements of, and cash available for investment in, the Fund. The Fund or its agent will timely provide (or cause to be provided) the Adviser (or, as applicable, a Sub-Adviser) with copies of monthly accounting statements for the Fund, and such other information as may be reasonably necessary or appropriate in order for the Adviser to perform its responsibilities hereunder (or, as applicable, a Sub-Adviser to perform its responsibilities under a Sub-Advisory Agreement).

9.       INDEPENDENT CONTRACTOR. The Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so in this Agreement or another writing by the Fund to the Adviser, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent for the Fund. It is expressly understood and agreed that the services to be rendered by the Adviser to the Fund under the provisions of this Agreement are not to be deemed exclusive, and that the Adviser may give advice, provide administrative services, and take action with respect to other clients, including, affiliates of the Adviser, that may be similar or different from that given or taken on behalf of the Fund.

10.  ADVISER’S PERSONNEL. The Adviser, or an affiliate of the Adviser, shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement.

11.       EXPENSES.

(a) Except as specifically contemplated in this Agreement, each of the parties to this Agreement shall bear their respective costs and expenses of performing its obligations hereunder.

(b) The Fund shall reimburse the Adviser (or, as applicable, a Sub-Adviser) for its reasonable out-of-pocket costs incurred in connection with this Agreement. All rights of compensation and expense reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

(c) The Fund agrees promptly to reimburse the Adviser (or, as applicable, a Sub-Adviser) for any other reasonable expenses not contemplated by this Agreement that the Adviser (or, as applicable, a Sub-Adviser) may incur on the Fund’s behalf or the Fund’s request or with the Fund’s consent.

(d)   With respect to the Fund's operations, the Adviser shall be responsible for (i) providing the personnel, office space and equipment reasonably necessary to perform its obligations hereunder; and (ii) the costs of any special Board meetings or shareholder meetings convened for the primary benefit of the Adviser.

(e)   The Adviser may, but is not obligated to, enter into a separate agreement pursuant to which the Adviser agrees to waive its management fee and/or reimburse Fund expenses in order to limit the total annual operating expenses of the Fund at a level set forth in such agreement.

(f)   Without limiting the foregoing, the Fund is responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in this Section 8, including: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Fund for the benefit of the Fund including all fees and expenses of its custodian, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its daily net asset value (including, any equipment or services obtained for the purpose of pricing shares or valuing the Fund’s assets) and of maintaining its books of account required under the 1940 Act; taxes, if any; expenditures in connection with meetings of the Fund’s shareholders and the Board that are properly payable by the Fund; salaries and expenses of officers of  the Fund, including, the Fund’s Chief Compliance Officer, fees of members of the Board or members of any advisory board or committee, and expenses of members of the Board or members of any advisory board or committee; insurance premiums on property or personnel of the Fund which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing, printing and mailing reports, proxy statements, prospectuses and statements of additional information of the Fund or other communications for distribution to prospective and existing shareholders; legal, auditing and accounting fees; all or any portion of trade association dues or educational program expenses determined appropriate by the Board; fees and expenses (including, legal fees) of registering and maintaining registration of its shares for sale under applicable securities laws; all expenses of maintaining and servicing shareholder accounts, including, all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Fund, if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

(g)   Nothing herein shall prohibit the Board from approving the payment by the Fund of additional compensation to others for consulting services, supplemental research and security and economic analysis.

(h)       Other than as herein specifically indicated, the Adviser shall not be responsible for the Fund’s expenses.

12.       INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES FEE.

(a)   The Fund shall pay to the Adviser, and the Adviser agrees to accept, as full compensation for all services rendered pursuant to this Agreement, an aggregate annual fee at the rate set forth in Schedule A to this Agreement. Provided that for the purposes of compensation payable to the Adviser under this Agreement, the Fund will be deemed to have paid the Adviser and the Adviser will be deemed to have received an amount equal to any payment made by the Fund directly to a Sub-Adviser of the Fund.

(b)   The fee shall be computed daily at an annual rate based on the average daily net assets of the Fund. Such fee shall be accrued daily and paid to the Adviser (or, as applicable, a Sub-Adviser) on the first business day of the succeeding month. The method of determining average daily net assets for purposes of this Agreement shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of the shares of the Fund as described in the Prospectus of the Fund.

(c)   The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to the Adviser (or, as applicable, a Sub-Adviser) shall be prorated for the portion of any month in which this Agreement is in effect, and shall be payable within 10 days after the date of termination.

(d)   Subject to Section 11(e) above, the fee payable to the Adviser (or, as applicable, a Sub-Adviser) under this Agreement will be reduced as may be agreed upon by the parties under any expense limitation agreement between the parties.

13.       CONFLICTS WITH FUND’S GOVERNING DOCUMENTS AND APPLICABLE LAWS. Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Amended and Restated Agreement and Declaration of Trust of the Fund, as amended from time to time, the Amended and Restated By-Laws of the Fund, or any applicable statute or regulation, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund. For purposes of this Agreement, the Adviser acknowledges that the Board retains ultimate plenary authority over the Fund and may take any and all actions necessary and reasonable to protect the interests of shareholders.

14.       REPORTS AND ACCESS. To the extent not otherwise identified in this Agreement, the parties agree to: (i) furnish upon request to each other such further information and documentation; (ii) execute and deliver to each other such other documents; and (iii) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

15.       ADVISER’S LIABILITIES; STANDARD OF CARE; INDEMNIFICATION.

(a)   The Adviser shall comply, in all material respects, with all applicable laws and regulations in the discharge of its duties under this Agreement; and it shall comply with the investment policies, guidelines and restrictions of the Fund to the extent required to do so under this Agreement.

(b)   The Adviser shall not be obligated to perform any service not described in this Agreement, and shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

(c)   Notwithstanding any other provision in this Agreement, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of Adviser (or, as applicable, a Sub-Adviser), Adviser (or, as applicable, a Sub-Adviser) will not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder (or, as applicable an in the case of a Sub-Adviser, under a Sub-Advisory Agreement) or for any losses that may be sustained in the purchase, holding or sale of any security, including for any error of judgment, for any mistake of law, or any other act or omission by Adviser (or, as applicable, a Sub-Adviser). Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and, therefore, nothing in this Agreement (or, as applicable, in a Sub-Advisory Agreement) will in any way constitute a waiver or limitation of any rights which the Fund may have under any federal securities law or state law that cannot be waived by contract.

(d)   The Adviser shall indemnify and hold harmless the Fund from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other reasonable related expenses) resulting from the Adviser's willful misfeasance, bad faith or gross negligence in connection with the performance of the Adviser's obligations under this Agreement, or from the Adviser's reckless disregard or material breach of its obligations and duties under this Agreement; provided, however, that the Adviser's obligation under this Section 15(d) shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Fund, is caused by or is otherwise directly related to the Fund’s (or another service provider’s) own willful misfeasance, bad faith or gross negligence, or to the reckless disregard or material breach of its duties under this Agreement or other agreement with the Fund.

(e)        The Adviser, shall be responsible for any reasonable expenses incurred by the Fund or in responding to a legal, administrative, judicial or regulatory action, claim, or suit involving the Adviser to which the Fund is not a party.

(f)       The Fund shall be responsible for any reasonable expenses incurred by the Adviser or in responding to a legal, administrative, judicial or regulatory action, claim or suit involving the Fund to which the Adviser, as applicable, is not a party.

(g)   The Fund shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other reasonable related expenses) resulting from the Fund's willful misfeasance, bad faith or gross negligence in connection with the performance of the Fund's obligations under this Agreement, or from the Fund’s reckless disregard or material breach of its obligations and duties under this Agreement; provided, however, that the Fund's obligation under this Section 15(g) shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or gross negligence, or to the reckless disregard or material breach of its duties under this Agreement or other agreement with the Adviser.

(h)   Neither the Adviser (or, as applicable, a Sub-Advisor) nor the Fund shall be liable for special, consequential or incidental damages.

(i)   No provision of this Agreement shall be construed to protect any Trustee or officer of the Fund, or officer of the Adviser (or, as applicable, a Sub-Advisor), from liability in violation of Sections 17(h) and (i) of the 1940 Act.

16.       EXCLUSIVITY; TRADING FOR ADVISER’S OWN ACCOUNT. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser may act as investment adviser or administrator for any other person, and shall not in any way be limited or restricted from buying, selling or trading any securities for its own accounts or the accounts of others for whom it may be acting, provided, however, that the Adviser expressly agrees that it will undertake no activities which, in its reasonable judgment, will adversely affect, in any material respect, the performance of its obligations to the Fund under this Agreement.  The Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. Nothing in this Agreement shall be deemed to require the Adviser, its principals, affiliates, agents or employees to purchase or sell for the Fund any security which it or they may purchase or sell for its or their own account or for the account of any other client.

17.       TERM. This Agreement shall become effective as of the date executed and shall remain in full force and effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one year so long as such continuation is specifically approved at least annually by (i) the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund or (ii) the vote of a majority of the Trustees of the Fund who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve the Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The terms “majority of the outstanding voting securities” and “interested persons” shall have the meanings set forth in the 1940 Act, and the foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

18.       RIGHT TO USE NAME. The names “Edward Jones Money Market Fund” and "Passport Research, Ltd." or any reasonable derivation of the same, and all rights to the use of the names “Edward Jones Money Market Fund” and “Passport Research, Ltd.” belong to the Adviser and its affiliates, and the Adviser and its affiliates have the right to license such names to the Fund.  In that regard, the Adviser has consented to the use by the Fund of the identifying words “Edward Jones Money Market Fund” and has granted to the Fund a non-exclusive license to use the name “Edward Jones Money Market Fund” as part of the name of the Fund.  In the event that the Adviser or one of its affiliates is not appointed as investment adviser of the Fund or ceases to be the investment adviser of the Fund, the non-exclusive license granted herein may be revoked by the Adviser and, if so revoked, the Fund shall cease using the name “Edward Jones Money Market Fund” as part of its name, unless otherwise consented to by the Adviser or any successor to its interests in such names. For the avoidance of doubt, the Adviser (and, as applicable, each Sub-Advisor) has the right to use the name “Edward Jones Money Market Fund” in connection with its services to the Fund. Further, nothing in this Agreement is intended, or shall be construed, as preventing the Adviser or its affiliates (and, as applicable, each Sub-Advisor and its affiliates) from using the Fund’s name in any response to a request for information/proposal, and the Adviser or its affiliates (and, as applicable, each Sub-Advisor and its affiliates) are expressly authorized to include the name of the Fund on representative client lists.

19.        TERMINATION; ASSIGNMENT.

(a)   This Agreement may be terminated: (i) by the Fund, by the Board or by vote of a majority of the outstanding voting securities of the Fund at any time without payment of any penalty, upon sixty (60) days’ written notice to the Adviser ; and (ii) by the Adviser upon sixty (60) days’ written notice to the Fund. In the event of a termination of all or either the advisory services or administrative services under this Agreement, the Adviser shall cooperate in the orderly transfer of the Fund’s affairs and, at the request of the Fund, transfer, at the Fund’s expense, any and all books and records of the Fund maintained by the Adviser, as applicable, on behalf of the Fund.

(b)   This Agreement shall terminate automatically in the event of its assignment.  The term “assignment” shall have the meaning set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

(c)       In the event of a termination, the Adviser shall cease all activity on behalf of the Fund, except as expressly directed by the Fund, and, as applicable, except for the settlement of securities transactions already entered into for the account of the Fund.

(d)        Termination of this Agreement (in whole or in part) shall not relieve Adviser or Fund of any liability incurred hereunder for acts or omissions taken or made prior to termination.

(e)       Sections 15 and 21 of this Agreement shall survive the termination of this Agreement.

20.       BOOKS AND RECORDS.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund copies of any of such records upon the Fund’s request, provided, however, that Adviser may retain copies of any records to the extent required for it to comply with applicable laws. Any such records maintained will be bound by the confidentiality obligations within Section 21 for as long as records are maintained. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Advisers Act for the period specified in said Rule.

21.       CONFIDENTIALITY; NONPUBLIC PERSONAL INFORMATION. The Adviser and Fund each agree to keep confidential any nonpublic information concerning the other party and will not use or disclose such information for any purpose other than the performance of its responsibilities and duties hereunder, unless the non-disclosing party has authorized such disclosure, or if such disclosure is compelled by subpoena or is expressly required or requested by applicable federal or state regulatory authorities. Nonpublic information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in the public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon the nonpublic information.

Notwithstanding any provision herein to the contrary, the Adviser agrees on behalf of itself and its managers, members, officers, and employees to (1) treat confidentially and as proprietary information of the Fund (a) all records and other information relative to the Fund’s prior, present, or potential shareholders (and clients of said shareholders) and (b) in accordance with SEC Regulation S-P ("Regulation S-P"), any nonpublic personal information, promulgated under the Gramm-Leach-Bliley Act (the “G-L-B Act”); and (2) except after prior notification to and approval in writing by the Fund, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act.  Such written approval shall not be unreasonably withheld by the Fund and may not be withheld where the Adviser may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

22.       ANTI-MONEY LAUNDERING COMPLIANCE. The Adviser acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any implementing regulations thereunder (together, “AML Laws”), the Fund has adopted an Anti-Money Laundering Policy. The Adviser agrees to comply with the Fund’s Anti-Money Laundering Policy and the AML Laws, as the same may apply to the Adviser, now and in the future; provided, however, that the Adviser shall not be liable in respect of any failure by it to comply with changes to the Fund’s Anti-Money Laundering Policy of which it has not been notified in writing by the Fund a reasonable time in advance of the effectiveness of such changes.  The Adviser further agrees to provide to the Fund, such reports, certifications and contractual assurances as may be reasonably requested by the Fund and mutually agreed to by the parties. The Fund may disclose information regarding the Adviser to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

23.       CERTIFICATIONS; DISCLOSURE CONTROLS AND PROCEDURES. The Adviser acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the implementing regulations promulgated thereunder, the Fund is required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Fund, the Adviser agrees to use its reasonable efforts to assist the Fund in complying with the Sarbanes-Oxley Act and implementing the Fund’s disclosure controls and procedures. The Adviser agrees to inform the Fund of any material development related to the Fund that the Adviser reasonably believes is relevant to the Fund’s certification obligations under the Sarbanes-Oxley Act.

24.       COOPERATION WITH REGULATORY AUTHORITIES OR OTHER ACTIONS. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

25.        NOTIFICATION.  The Adviser agrees that it will provide prompt notice to the Fund about material changes in the employment status of key investment management personnel involved in the management of the Fund, material changes in the investment process used to manage the Fund, any changes in senior management, operations, financial condition or ownership of the Adviser’s firm and the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

26.        GENERAL PROVISIONS.

(a)       NOTICES.  Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by hand or by commercial overnight delivery service, addressed as follows:

ADVISER:	Passport Research, Ltd.
12555 Manchester Road
St. Louis, MO 63131
Attn: General Counsel

FUND:	Edward Jones Money Market Fund
12555 Manchester Road
St. Louis, MO 63131
Attn: Secretary

(b) CONFLICTS OF INTEREST. It is understood that (i) directors/trustees, officers, agents and shareholders of the Fund are or may be interested in the Adviser or its affiliated persons as directors/trustees, officers, stockholders or otherwise, (ii) directors/trustees, officers, agents and shareholders of the Adviser or its affiliated persons are or may be interested in the Fund as directors/trustees, officers, shareholders or otherwise, and (ii) the existence of any such dual interests shall not affect the validity of this Agreement or of any transactions or performance under this Agreement except as specifically provided in (A) the Fund’s declaration of trust, by laws or similar Governing Document, (B) the Adviser’s declaration of trust, bylaws, or similar Governing Document, or (C) provisions of applicable laws, rules or regulations.

(c) SEVERABILITY AND ENTIRE AGREEMENT. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter.   In the event that this Agreement is made applicable to any additional classes or funds by way of a schedule executed subsequent to the date first indicated above, provisions of such schedule shall be deemed to be incorporated into this Agreement as it relates to such class or fund so that, for example, the execution date for purposes of Section 17 of this Agreement with respect to such class or fund shall be the execution date of the relevant schedule. Nothing in this Agreement is intended to waive, discharge, supersede, limit or affect any other agreement between the Fund and the Adviser, or any affiliates of any of them.

(d) ASSIGNMENTS; SUCCESSORS; NO-THIRD PARTY RIGHTS; SERVICE PROVIDERS. No party may assign any of its rights under this Agreement without the prior consent of the other party. Subject to the preceding sentence, and Section 19 of this Agreement, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the permitted successors and permitted assigns of the parties. Except as expressly provided in this Agreement, nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Except as expressly provided in this Agreement, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted successors and permitted assigns.

Notwithstanding anything contained in this Agreement to the contrary, the Adviser may enter into arrangements with its affiliates and other third party contractors (such as, for example, proxy voting services) in connection with the performance of the Adviser’s services and other obligations under this Agreement, including for the provision of certain personnel, services and facilities to the Adviser, provided that such arrangements comply with the 1940 Act (including, if applicable the requirements of Section 15 of the 1940 Act). The Adviser agrees, subject to the terms and conditions of this Agreement, that the Adviser will remain responsible for any actions or omissions of such affiliates or other third-party contractors to the same extent as if the Adviser had taken such action or made such omission under this Agreement.

(e)   AMENDMENT. No provision of this Agreement may be changed, waived, or discharged orally, but may be changed, waived or discharged only by an instrument in writing signed by all parties and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

(f)   CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(g)   GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including, the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

(h)   COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by electronic transmission (which shall include facsimile or email) and shall be binding upon the parties so transmitting their signatures.

(i) CONSTRUCTION. Unless otherwise expressly provided: (i) the words “include,” “includes” and “including” do not limit the preceding words or terms, and shall be construed to be followed by “without limitation”; (ii) the word “or” in this Agreement is disjunctive but not necessarily exclusive (and should be construed, accordingly, as “and/or”); and (iii) any reference to “days” shall mean calendar days. This Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision in this Agreement. The following terms have the meanings given to such terms under the 1940 Act, and the rules and regulations promulgated thereunder: “interested persons”; “affiliated person”; “assign” or “assignment”, and “federal securities laws.”

(j)   MISCELLANEOUS.  Where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

EDWARD JONES MONEY MARKET FUND	PASSPORT RESEARCH, LTD. (By its General Partner, Passport Holdings LLC)

By: /s/ Ryan Robson	By: /s/ Michael Besmer
Name: Ryan Robson	Name: Michael Besmer
Title: President	Title: Treasurer

SCHEDULE A

Fund Management Services:

•	Prepare, file and maintain the Fund's governing documents and any amendments thereto, including, the charter documents and the by-laws;
•	Negotiate and secure for the Fund and its Trustees and officers: (i) a fidelity bond in an amount that is at least adequate to satisfy the requirements of the 1940 Act, (ii) Trustees' and officers' coverage and (iii) professional liability or errors and omissions coverages, in each case, under terms that are acceptable to the Board;
•	Provide individuals reasonably acceptable to the Board for nomination, appointment, or election as the following officers of the Fund, who will be responsible for the management of certain of the Fund's affairs as specified in the Fund's charter documents and by-laws, subject to direction by the Board: (i) the president and principal executive officer, (ii) the treasurer and principal financial and accounting officer, (iii) the chief compliance officer, (iv) the secretary, and (v) such other officers as are mutually agreeable;
•	Provide office space, telephone, office equipment and supplies for the Fund;
•	Manage internal audits of business processes and controls; and
•	Implement and maintain, together with affiliated companies, a business continuation and disaster recovery program for the Fund.

Shareholder and Financial Reporting Services:

•	Provide tax reporting oversight;
•	Prepare, and/or oversee the preparation of, and file the Fund's tax returns;
•	Coordinate the layout, printing and electronic delivery of publicly disseminated prospectuses and shareholder reports, make recommendations to improve their effectiveness or reduce expenses;
•	Coordinate the layout, printing and delivery of marketing and other collateral materials relating to the Fund, including, Fund fact sheets;
•	Provide treasury oversight, including, net asset value, yield, total return and dividend information;
•	Provide portfolio valuation oversight, including, pricing service selection and oversight;
•	Compare the portfolio accountant’s calculation of dividend and capital gains recommendations with previous recommendations for reasonableness of changes; consult with portfolio managers concerning fixed dividend recommendations;
•	Perform a monthly comparison of the portfolio accountant's performance calculations and projected annual Fund expenses with previous calculations and projections for reasonableness of changes;
•	Review Fund expense reports prepared by the portfolio accountant; and
•	Review the portfolio accountant's calculation of year-end shareholder tax reports (AUM income calculation, state income percentages and government income percentages).

Service Provider Oversight Services:

•	Prepare and administer contracts on behalf of the Fund and supervise relationships with, among others, the Fund's Sub-Advisers, portfolio accountants, custodians, transfer agents, distributors and other service providers, subject to any terms and conditions established by the Board and the requirements of the 1940 Act;
•	Evaluate and obtain custody services from a financial institution that meets the requirements of the 1940 Act;
•	Review and recommend changes to the transfer agent's policies and procedures to mitigate fraud, enhance shareholder services or reduce expenses and support and monitor the transfer agent's cost-basis reporting obligations;
•	Evaluate and recommend the pricing services used by the Fund; participate in the fair valuation of portfolio securities as required by the Fund's fair valuation procedures; review and recommend changes to the Fund's fair valuation procedures;
•	Select and perform due diligence regarding proposed new owners of omnibus accounts as proposed recordkeeping agents for the Fund; enter into agreements as agent for the Fund, substantially in the form most recently approved by the Board, with the registered owners of omnibus accounts for the provision of services necessary for the recordkeeping or sub-accounting of share positions held in underlying sub-accounts (the "Recordkeeping Agreements"), together with such changes thereto as may be agreed to by the Fund so long as such changes do not (i) increase the fees payable by the Fund under the Recordkeeping Agreements, (ii) alter the indemnity obligations of the Fund owing to or from the Fund thereunder or (iii) otherwise materially alter the obligations of the Fund under the Recordkeeping Agreements; agree, on behalf of the Fund, to make payments for services rendered under Recordkeeping Agreements out of the assets of the Fund in amounts not to exceed the amounts determined from time to time by the Board; and give instructions to the transfer agent of the Fund, for and on behalf of the Fund as proper instructions of the Fund under and pursuant to the agreement for transfer agency services with the transfer agent, to perform the services of the Fund under each such Recordkeeping Agreement, excepting only the indemnity obligations owing from the Fund thereunder; and
•	Maintain and deliver authorized signers' lists to the Fund's custodian

Fund Administration Services:

•	Prepare and file, and/or oversee the preparation of and filing, with the SEC and the appropriate state securities authorities: (i) the registration statements for the Fund and the Fund's shares and all amendments thereto, (ii) shareholder reports and other applicable regulatory reports and communications, including reports on Form N-CSR, Form N-PX, Form N-Q, Form N-SAR, Form N-MFP, Form N-CR and annual and semi-annual reports to shareholders, (iii) proxy materials, (iv) notices pursuant to Rule 24f-2, and (v) such other documents as may be necessary to enable the Fund to continuously offer its shares;
•	Subject to the Board's direction, coordinate meetings of the Board (and its committees), including: (i) the creation of notices, agendas, legal memoranda and administrative reports, and (ii) the review and compilation of other materials prepared by the Fund's distributor, any Sub-Adviser, portfolio accountant, custodian, transfer agent, auditor, independent counsel or other service providers to support the Board's discussions and actions taken;
•	Prepare and maintain minutes of meetings of the Board, Board committees and shareholders;
•	Review and recommend changes to policies and procedures designed to reduce Fund expenses;
•	Monitor changes in applicable regulations and make corresponding changes in, or develop new, policies and procedures for the Fund or for any applicable service provider;
•	Arrange for and oversee the preparation and posting of money market fund daily website disclosures including, percentage of daily and weekly assets, shareholder net flows, net asset values and required historical information;
•	Compare the portfolio accountant's calculations of the Fund's distribution pool balances with the portfolio accountant's previous calculations for reasonableness of changes;
•	Provide portfolio accountant expense calculation oversight and payment authorization;
•	Prepare, review and negotiate standard forms of indentures, guarantees, agreements, certificates, confirmations and other documentation relating to the legal terms of securities eligible for purchase by money market funds, provided that the Adviser shall not have any obligation to: (i) provide any written legal opinions regarding such securities or (ii) prepare, review or negotiate any document for which a standard form has not been developed and accepted for use by the investment company industry;
•	Respond to all inquiries or other communications from shareholders and other parties or, if the inquiry is more properly responded to by another of the Fund's service providers, referring the individual making the inquiry to the appropriate person;
•	Compare, as applicable, the portfolio accountant's calculation of the Fund's net asset value, yield, average maturity, dividends, Fund total return and performance and total assets with the portfolio accountant's previous calculations and with changes in the relevant securities market on a daily basis for reasonableness of changes;
•	Perform a weekly and month-end comparison, as applicable, of the portfolio accountant's amortized cost monitor with the previous amortized cost monitor for reasonableness of changes to the net asset value calculation; notify designated parties, as necessary, of deviations in compliance with the Fund's Rule 2a-7 procedures, if any; and
•	Perform the following "blue sky" services, either itself or through one or more affiliated or unaffiliated service providers: (1) provide a system to monitor the total number of shares of the Fund (and/or class) sold in each state, (2) monitor the total number of shares of the Fund (and/or class) sold in each state and, where appropriate, increase the number of shares registered in such state, (3) with respect to shareholders of the Fund whose shareholdings are fully disclosed on the transfer agent's recordkeeping system, (a) identify those transactions and assets to be treated as exempt from blue sky reporting for each state and (b) verify the classification of transactions for each state on the transfer agent's recordkeeping system, and (4) with respect to shareholders of the Fund whose shareholdings are not fully disclosed on the transfer agent's recordkeeping system, rely upon information provided by the relevant financial intermediary transacting for such holder of shares in performing the obligations set forth in subsection (2) above.

Compliance Services:

•	Monitor enterprise level risks associated with the services provided herein;
•	Monitor the Fund's status as a regulated investment company under the Internal Revenue Code (“Code”) as amended;
•	Provide compliance services, as directed by the Fund's Chief Compliance Officer, which includes monitoring the Fund's compliance with its policies and procedures, and with applicable federal, state and foreign securities laws, and the rules and regulations thereunder, as applicable;
•	Administer the Fund's Code of Ethics;
•	Monitor the Fund's compliance with its investment policies, objectives and restrictions as set forth in its currently effective registration statement;
•	Provide a quarterly report regarding the Fund’s compliance with its investment objectives and policies, applicable law, including, the 1940 Act and Subchapter M of the Code, and the Fund’s policies, guidelines or procedures as applicable to the Adviser’s obligations under this Agreement;
•	Assist the Fund in regulatory examinations, audits, inspections or investigations of the Fund;
•	Furnish to the Board such information as may reasonably be requested for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of approving this Agreement, the renewal thereof or any amendment thereto;
•	Monitor and provide oversight of key service providers' and sub-advisors' compliance policies and procedures;
•	Provide oversight of distribution and service fee payments;
•	Promptly complete and return to the Fund any compliance questionnaires or other inquiries submitted to Federated in writing and provide such other compliance services as may be requested by the Adviser or the Fund's chief compliance officer; and
•	Notify the Fund in the event the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Fund (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund’s ownership of shares in the defendant) or the compliance by the Adviser with the federal or state securities laws.

SCHEDULE B

Edward Jones Money Market Fund

Annual Fee Rate as a Percentage of

Average Daily Net Assets

0.20%